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                                                                    Exhibit 16.2

October 17, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Gentlemen:

We have read Item 4 (a) (1) (i) (ii) and (iv) (A) (C) (D) and (E) included in the Form 8-K/A dated September 26, 1997 of the Eastwind Group, Inc. to be filed with the Securities and Exchange Commission on or after October 17, 1997 and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

 ARTHUR ANDERSEN LLP


 TMM